UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

(781) 663-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 11, 2013, Tech for Less LLC, which changed its name to ModusLink Recovery LLC on January 13, 2013 (“TFL”), a wholly-owned subsidiary of ModusLink Global Solutions, Inc. (the “Company”), sold substantially all of its assets (the “Disposition”) to Encore Holdings, LLC (“Encore”), pursuant to that certain Agreement for Purchase of Assets, dated as of January 11, 2013, by and among TFL, the Company and Encore (the “Purchase Agreement”). The consideration paid by Encore for the assets was $1,550,152, which consisted of a gross purchase price of $1,869,530 less certain adjustments.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2013, the Company announced that John J. Boucher will become President and Chief Executive Officer of the Company. Mr. Boucher is expected to commence employment on January 28, 2013. In connection therewith, the Company and Mr. Boucher executed an employment offer letter on January 14, 2013 (the “Offer Letter”), which provides for the employment of Mr. Boucher at an annualized base salary of $550,000. Mr. Boucher is also eligible for an annual cash bonus, with a target bonus equal to 100% of his base salary. For fiscal 2013 the bonus will be prorated for the portion of the year in which he is employed and will be guaranteed to be at least $137,500.

Pursuant to the Offer Letter, at the commencement of the first open trading window applicable to Mr. Boucher after his first day of employment, Mr. Boucher will be granted two stock options. One award will be an option to purchase shares of the Company’s common stock with a grant date fair value of $600,000 and an exercise price equal to the closing price of the Company’s common stock on the grant date (the “Standard Option”). The Standard Option will have a seven-year term and will vest and become exercisable as to 25% of the total number of shares subject to the Standard Option on the first anniversary of the grant date and as to 1/48th of the shares subject to the Standard Option on each monthly anniversary date of the grant date starting on the 13th monthly anniversary date, so that the Standard Option becomes fully vested and exercisable on the fourth anniversary of the grant date. The second award will be an option to purchase shares of the Company’s common stock with a grant date fair value of $775,000 and an exercise price equal to the closing price of the Company’s common stock on the grant date (the “Performance Option”). The Performance Option will have a seven-year term and will vest and become exercisable as to 20% of the total number of shares subject to the Performance Option on each of the first five anniversaries of the grant date, subject to a minimum average share price being achieved as of each such vesting date (the “Price Performance Threshold”), which shall be (i) 1.5 times the exercise price, (ii) 2 times the exercise price, (iii) 2.5 times the exercise price, (iv) 3 times the exercise price and (v) 3.5 times the exercise price, respectively. If the specified minimum average share price for the applicable anniversary date is not achieved, then the 20% of the total number of shares subject to the Performance Option shall not vest and become exercisable but may vest on a subsequent anniversary date if the minimum average share price related to the earlier anniversary date is achieved or exceeded on a subsequent anniversary date.

In addition, on the same day the Standard Option and Performance Option are granted, Mr. Boucher will be awarded 50,000 restricted shares of the Company’s common stock. Such restricted shares will be subject to forfeiture provisions which will lapse on the third anniversary of the grant date.

Beginning in fiscal 2014, Mr. Boucher will be eligible for annual equity based compensation awards with a target grant date fair value of $1,200,000, with 50% to be awarded in stock options and 50% in the form of performance-based restricted stock.

In connection with the grants of options to purchase shares of the Company’s common stock and shares of restricted stock, Mr. Boucher and the Company will also enter into an agreement containing non-competition covenants in favor of the Company during Mr. Boucher’s employment and for twelve months thereafter.

On Mr. Boucher’s first day of employment, the Company and Mr. Boucher will enter into an Executive Severance Agreement, which will provide that should the Company terminate his employment without Cause, as will be defined in the Executive Severance Agreement, or should Mr. Boucher terminate his employment for Good Reason, as will be defined in the Executive Severance Agreement, he will be eligible to receive (i) severance in an amount equal to 12 months of his annualized base salary, (ii) his target bonus for the year of termination and (iii) reimbursement for his COBRA payments for 12 months. In addition, in the event the Company undergoes a Change of Control, as will be defined in the Executive Severance Agreement, during Mr. Boucher’s employment, and within one year after such Change of Control Mr. Boucher’s employment is terminated by the Company without Cause or by Mr. Boucher for Good Reason, he will be entitled to receive severance equal to (i) 1.5 times the sum of his annualized base salary plus his target bonus if a Change of Control occurs prior to July 31, 2013, or (ii) 2 times the sum of his annualized base salary plus his target bonus if a Change of Control occurs after July 31, 2013, and, in each case, (x) the Standard Option and all annual option awards shall be fully vested and exercisable, (y) the Performance Option shall vest 20% for each Price Performance Threshold which has been met at the time of the Change of Control, and (z) all restricted stock subject to time-based vesting shall be free of restriction and any performance-based restricted stock will vest pro rata based on the proportion of the performance period completed through the termination date, and at the target performance level. In addition, in such circumstance, Mr. Boucher will be reimbursed for his COBRA payments for the maximum amount of time that he elects COBRA benefits, not to exceed the duration during which he receives severance pay.

Mr. Boucher, 53, joins the Company from Symbotic LLC, a global provider of integrated supply network automation solutions for warehouses and distribution centers, where he served as Chief Commercial Officer & Chief Operating Officer starting in 2010. From 2004 to 2010, Boucher served in executive and leadership positions at Celestica Inc., a major provider of supply chain services to companies in the communications, consumer, computing, and industrial, aerospace and defense, healthcare, green technology, and semiconductor capital equipment globally. While at Celestica, he held the positions of Executive Vice President of Global Services, Sales & Supply Chain Solutions; Executive Vice President, Supply Chain & Chief Procurement Officer; and President & Senior Vice President, Americas Operations. Mr. Boucher currently serves on the Consumer & Electronics Advisory Board of Nypro, a leading global solutions provider in the field of manufactured precision plastic products.

There is no arrangement or understanding between Mr. Boucher and any other person pursuant to which he was selected as President and Chief Executive Officer of the Company. There have been no transactions and are no currently proposed transactions to which the Company or any of its subsidiaries was or is a party in which Mr. Boucher has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Boucher and any director or other executive officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Unaudited pro forma consolidated financial information of the Company to give effect to the Disposition is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited Pro Forma Consolidated Balance Sheet as of October 31, 2012;

•	Unaudited Pro Forma Consolidated Statement of Operations for the Three Months Ended October 31, 2012 and 2011; and

•	Unaudited Pro Forma Consolidated Statement of Operations for the Fiscal Years Ended July 31, 2012, 2011 and 2010.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated as of January 13, 2013, from ModusLink Global Solutions, Inc. to John J. Boucher.

99.1	Unaudited Pro Forma Consolidated Financial Statements of ModusLink Global Solutions, Inc. as of October 31, 2012 and for the three months ended October 31, 2012 and 2011 and the fiscal years ended July 31, 2012, 2011 and 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModusLink Global Solutions, Inc.

Date: January 17, 2013	By:	/s/ Steven G. Crane
Steven G. Crane
Chief Financial Officer